UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 19, 2021 (October 14, 2021)

Achari Ventures Holdings Corp. I

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40906	86-1671207
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

60 Walnut Avenue, Suite 400 Clark, NJ 07066
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (732) 340-0700

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of common stock, par value $0.0001 per share, and one Redeemable Warrant	AVHIU	The Nasdaq Stock Market LLC
Shares of common stock, par value $0.0001 per share, included as part of the Units	AVHI	The Nasdaq Stock Market LLC
Redeemable Warrants, each exercisable for three quarters of one share of common stock for $11.50 per share, included as part of the Units	AVHIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.02. Unregistered Sales of Equity Securities

The information included in Item 8.01 is incorporated into this Item by reference.

Item 8.01. Other Events.

As previously disclosed on a Current Report on Form 8-K, Achari Ventures Holdings Corp. I, a Delaware corporation (the “Company”), consummated its initial public offering (the “IPO”) of 10,000,000 units (the “Units”) on October 19, 2021. Each Unit consists of one share of common stock of the Company, par value $0.0001 per share (“Common Stock”), and one redeemable warrant of the Company (“Warrant”), with each whole Warrant entitling the holder thereof to purchase three-quarters of one share of Common Stock for $11.50 per share. The Units were sold at a price of $10.00 per Unit, generating gross proceeds to the Company of $100,000,000. The Company has filed a prospectus pursuant to Rule 424(b)(4) on October 15, 2021 (Registration No. 333-258476) (the “Prospectus”).

Simultaneously with the consummation of the IPO, the Company completed the private sale (the “Private Placement”) of an aggregate of 7,133,333 Warrants (the “Private Warrants”) to Achari Sponsor Holdings I LLC, a Delaware limited liability company (the “Sponsor”) at a purchase price of $0.75 per Private Warrant, generating gross proceeds to the Company of $5,350,000.

A total of $101,500,000, comprised of the proceeds from the IPO after offering expenses and a portion of the proceeds of sale of the Private Warrants, was placed in a U.S.-based trust account (the “Trust Account”) maintained by Continental Stock Transfer & Trust Company acting as trustee.

As of October 19, 2021, the balance of the Trust Account was $101,500,000. Except with respect to interest earned on the funds held in the Trust Account that may be released to the Company to pay its taxes, if any, the funds held in the Trust Account will not be released from the Trust Account until the earliest to occur of: (i) the completion of an initial business combination; (ii) the redemption of any public shares properly submitted in connection with a stockholder vote to amend the Company’s amended and restated certificate of incorporation (A) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial business combination or to redeem 100% of the Company’s public shares if the Company does not complete its initial business combination within 15 months (or 18 months, if extended upon request by our sponsor and through resolution of our board of directors, as described in the Prospectus) from the closing of IPO or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity; and (iii) the redemption of the Company’s public shares if the Company has not completed an initial business combination within 15 months (or 18 months, if extended upon request by our sponsor and through resolution of our board of directors, as described in the Prospectus) from the closing of the IPO, subject to applicable law.

An audited balance sheet as of October 19, 2021, reflecting receipt of the proceeds upon consummation of the IPO and the Private Placement, has been issued by the Company and is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Audited Balance Sheet as of October 19, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Achari Ventures Holdings Corp. I

	By:	/s/ Vikas Desai
Name: Vikas Desai
Title: Chief Executive Officer
Dated: October 25, 2021